Exhibit 24.2

Power of Attorney

PGIM Credit Income Fund

The undersigned officer of PGIM Limited hereby constitutes, appoints and authorizes each of, Claudia DiGiacomo, Debra Rubano, Melissa Gonzalez, George Hoyt, Devan Goolsby and Andrew French as true and lawful agents and attorneys-in-fact, to sign, execute and deliver Forms 3, 4 and 5, Schedules 13D and 13G and/or such other forms, as appropriate, to file the same, with all exhibits and amendments thereto, with the U.S. Securities and Exchange Commission (the “SEC”) and the securities regulators of appropriate states and territories, and generally to do all such things in her name and behalf in connection therewith as said attorney-in-fact deems necessary or appropriate to comply with the provisions of the Securities Act of 1933, sections 13 and 16 of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, all related requirements of the SEC and all requirements of appropriate states and territories in connection with PGIM Limited’s status as an affiliated person of the investment adviser of PGIM Credit Income Fund (the “Company”) under Section 30(h) of the Investment Company Act of 1940, and in connection with PGIM Limited’s ownership of or transactions in securities of the Company. The undersigned does hereby give to said agents and attorneys-in-fact full power and authority to act in these premises, including, but not limited to, the power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agents and attorneys-in-fact would have if personally acting. The undersigned does hereby approve, ratify and confirm all that said agents and attorneys-in-fact, or any substitute or substitutes, may do by virtue hereof. The Power of Attorney shall remain in full force and effect until PGIM Limited is no longer required to file forms to comply with the provisions of the Securities Act of 1933, sections 13 and 16 of the Securities Exchange Act of 1934 and the Investment Company Act of 1940, all related requirements of the SEC and all requirements of appropriate states and territories in connection with PGIM Limited’s status as an affiliated person of the Company’s investment adviser under Section 30(h) of the Investment Company Act of 1940, and in connection with PGIM Limited’s ownership of or transactions in securities of the Company, unless earlier revoked in writing.

/s/ Laura King, Secretary
Laura King, Secretary

Dated: December 1, 2023